 Exhibit 23(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration
Statement No.
333-114495 of Oppenheimer Principal Protected Main Street Fund III, a series of Oppenheimer Principal Protected Trust III, on Form N-1A of our report dated October 17, 2005, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the
Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

We also consent to the incorporation by reference in this Post-Effective
Amendment No. 2 to Registration Statement No. 333-114495 of Oppenheimer
Principal Protected Trust III on Form
N-1A of our report on the Oppenheimer Main Street Fund dated October 17, 2005 appearing in the Oppenheimer Main Street Fund's Annual Report to Shareholders
for the year ended August 31, 2005, in the Statement of Additional
Information which is part of such Registration Statement.

Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
December 22, 2005